As filed with the Securities and Exchange Commission on December 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE CHARLES SCHWAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-3025021

(IRS Employer Identification Number)

3000 Schwab Way

Westlake, TX 76262

(817) 859-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Crawford

Managing Director and Chief Financial Officer

The Charles Schwab Corporation

3000 Schwab Way

Westlake, TX 76262

(817) 859-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Edward D. Herlihy, Esq.

Matthew M. Guest, Esq.

Kathryn Gettles-Atwa, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Telephone: (212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Explanatory Note

This Registration Statement contains:

•

a base prospectus to be used by The Charles Schwab Corporation in connection with offerings of its debt securities, preferred stock, depositary shares, common stock, purchase contracts, warrants and units consisting of two or more of the securities and by affiliates of The Charles Schwab Corporation, including Charles Schwab & Co., Inc., in connection with market-making transactions from time to time in the securities described therein after they are initially offered and sold; and

•

a market-making prospectus intended for use by affiliates of The Charles Schwab Corporation, including Charles Schwab & Co., Inc., in connection with offers and sales related to the secondary market transactions in debt securities and depositary shares of The Charles Schwab Corporation that were initially registered, and were initially offered and sold, under registration statements previously filed with the Securities and Exchange Commission by The Charles Schwab Corporation.

Prospectus

The Charles Schwab Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units Consisting of Two or More Securities

The Charles Schwab Corporation from time to time may offer and sell debt securities, preferred stock, depositary shares, common stock, purchase contracts, warrants and units consisting of two or more of the securities being offered by this prospectus. Our debt securities, preferred stock, purchase contracts and warrants may be convertible into or exchangeable for shares of our common stock or other securities.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “SCHW.”

We will provide the specific terms of any securities to be offered and the specific manner in which they may be offered in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest.

This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement for those securities.

These securities are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Investing in our securities involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Charles Schwab & Co., Inc. or any of our other affiliates may use this prospectus in a market-making transaction for any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is December 1, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer debt securities, preferred stock, depositary shares, common stock, purchase contracts and units consisting of two or more securities. We may also offer warrants to purchase debt securities or warrants to purchase or sell, or whose cash value is determined by reference to the performance level, or value of, one or more of:

•	securities of one or more issuers, including our common stock, preferred stock or depositary shares, other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies, currency units or composite currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described in this paragraph.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The prospectus supplement may also contain information about United States federal income tax considerations relating to the securities covered by the prospectus supplement.

References in this prospectus to “we,” “us” and “our” mean The Charles Schwab Corporation.

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in any of our securities, you should carefully consider the risk factors incorporated by reference in this prospectus and any accompanying prospectus supplement, including the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, together with any changes contained in subsequently filed Quarterly Reports on Form 10-Q and other filings with the SEC. Additional risk factors specific to particular securities will be detailed in one or more supplements to this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements, including the documents incorporated by reference, contain not only historical information but also “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to here as the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to here as the “Exchange Act”). Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “appear,” “could,” “would,” “expand,” “aim,” “maintain,” “continue,” “seek,” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives and expectations as of the date of this prospectus, the prospectus supplement, or in the case of any documents incorporated by reference, as of the date of those documents, are estimates based on the best judgment of our senior management. Achievement of the expressed beliefs, objectives and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially from the expressed beliefs, objectives and expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, the prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

You should refer to our periodic and current reports filed with the SEC or to the applicable prospectus supplement for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements, including risks described in the “Risk Factors” section. See “Where You Can Find More Information” in this prospectus for information about how to obtain copies of our periodic and current reports.

Statements in this prospectus, any prospectus supplement, and any documents incorporated by reference speak only as of the date on which those statements are made, and we undertake no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. This prospectus is a part of that registration statement and does not include all of the information in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available to download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our corporate website at www.aboutschwab.com. The website addresses of the SEC and us are included as inactive textual references only, and the information contained on those websites is not a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over earlier information included in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed, other than, in each case, documents or portions of documents furnished and not filed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023;

•	Current Reports on Form 8-K filed on January 31, 2023, May 5, 2023, May 19, 2023, May 22, 2023, August 21, 2023, August 24, 2023 and November 17, 2023; and

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The description of our common stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to us at the following address:

The Charles Schwab Corporation

211 Main Street

San Francisco, California 94105

Attention: Investor Relations

Telephone: (415) 667-7000

Email: investor.relations@schwab.com

THE CHARLES SCHWAB CORPORATION

The Charles Schwab Corporation was incorporated in 1986, and we engage, through our subsidiaries, in wealth management, securities brokerage, banking, asset management, custody and financial advisory services.

We are a savings and loan holding company and are subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). We are dependent upon the earnings and cash flow of our subsidiaries to meet our obligations. Our rights and the rights of our creditors, including the holders of debt securities, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Our principal executive office is located at 3000 Schwab Way, Westlake, Texas 76262. Our telephone number is (817) 859-5000. Our corporate Internet website is http://www.aboutschwab.com. We have included our website address as an inactive textual reference only, and none of the information contained in or that can be accessed through our website is a part of this prospectus.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes include working capital, capital expenditures, purchasing securities to augment liquidity, investments in or loans to our subsidiaries, refinancing or repayment of debt, including outstanding commercial paper and other short-term indebtedness, if any, redemption or repurchase of our outstanding securities, funding of possible acquisitions and satisfaction of other obligations.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be either senior debt securities or subordinated debt securities and will be issued in one or more series under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, which currently are forms and may be entered into at a later date and each shall be governed by New York law (the “Senior Indenture” and the “Subordinated Indenture,” respectively, and together, the “indentures”). Except as otherwise set forth in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indentures (the forms of which are exhibits to the registration statement). The Bank of New York Mellon Trust Company, N.A. serves as trustee for our senior indebtedness outstanding as of the date of this prospectus. The debt securities may provide that they may be convertible into or exchangeable for shares of our common stock or other securities. When we refer to the “trustee,” we mean both the senior trustee and the subordinated trustee unless we indicate otherwise. Each indenture is qualified under the Trust Indenture Act, and the terms of the debt securities will include those stated in the applicable indenture and those made part of the indenture by reference to the Trust Indenture Act.

This section of the prospectus summarizes certain terms of the indentures and the debt securities to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the respective indentures as they may be amended or supplemented, including the definitions of terms, and the Trust Indenture Act. The material terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of debt securities may differ from the terms described below. For additional information, you should look at the applicable indenture and certificates evidencing the applicable debt security that is filed (or incorporated by reference) as an exhibit to the registration statement that includes this prospectus. We encourage you to read these indentures.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. This section summarizes the terms of the debt securities that are common to all series, whether senior or subordinated. Unless otherwise provided for in the prospectus supplement, the debt securities will not be secured by any of our property or assets. All of the discussions below are subject to, and qualified by, the information contained in the applicable prospectus supplement.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. Most of the material financial and other specific terms of the debt securities of your series will be described in the prospectus supplement relating to your series, including:

•	the title of your series of debt securities;

•	any limit on the aggregate principal amount or initial offering price of your series of debt securities;

•	the date or dates on which your series of debt securities will mature;

•	the price or prices at which your series of debt securities will be issued;

•	the annual rate or rates (which may be fixed or variable) at which your series of debt securities will bear interest, if any, and the date or dates from which the interest, if any, will accrue;

•	the dates on which interest, if any, on your series of debt securities will be payable and the regular record dates for those interest payment dates;

•	the place where the principal and interest are payable;

•	the person to whom interest is payable if other than the registered holder on the record date;

•	any mandatory or optional sinking funds or analogous provisions or provisions for mandatory or optional redemption;

•

the date, if any, after which and the price or prices at which your series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your series of debt securities will be issuable;

•	any events of default in addition to those in the indenture;

•	any other covenant or warranty in addition to those in the indenture;

•

if debt securities are sold for one or more foreign currencies or foreign currency units, or principal, interest or premium are payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences and other information regarding the issue and currency or currency units;

•	the currency of payment of principal, premium, if any, and interest on your series of debt securities if other than in United States dollars;

•	any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on your series of debt securities;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at a stated maturity will not be determinable as of any date prior to stated maturity, the amount or method of determining the amount which will be deemed to be the principal amount;

•	any paying agents, authenticating agents, security registrars or other agents for the debt;

•	the applicable discharge, defeasance and covenant defeasance provisions;

•	whether any debt securities will be certificated securities or will be issued in the form of one or more global securities and the depositary for the global security or securities;

•	whether your series of debt securities are subordinated debt securities or senior debt securities;

•	if your series of debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•

if debt securities are sold bearing no interest or below market interest, known as “original issue discount” securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•	the convertibility or exchangeability, if any, of your series of debt securities into any other debt or equity securities; and

•	any other material terms of your series of debt securities.

The terms may vary from the terms described here. This summary is qualified by reference to the description of the terms of your series to be described in the prospectus supplement.

Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

A debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered to be issued with original issue discount. If we issue an original issue discount debt security, the prospectus supplement will contain a description of the U.S. federal income tax consequence related to the issuance.

Senior Debt

Our senior debt securities will be issued under the Senior Indenture and will rank equally with all of our other unsecured and unsubordinated debt, including that issued and outstanding under our Senior Indenture, dated as of June 5, 2009, between us and The Bank of New York Mellon Trust Company, N.A.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt securities will be subordinate and junior in right of payment to all of our “senior indebtedness.”

In some circumstances relating to our liquidation, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we are prohibited from making payments on the subordinated debt securities in the event:

•	there is a default in any payment or delivery on any senior indebtedness; or

•	there is an event of default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.

Unless otherwise specified in a prospectus supplement, “senior indebtedness” will include the principal of and premium, if any, and interest on our senior indebtedness, whether outstanding on the date of the subordinated debt indenture or later created, that is:

•	for money that we borrowed, including capitalized lease obligations;

•	for money borrowed by others and guaranteed, directly or indirectly, by us; or

•	secured and unsecured purchase money indebtedness or indebtedness secured by property at the time of our acquisition of the property for the payment of which we are directly or contingently liable.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of and amendments, modifications and supplements to the senior indebtedness described in the preceding sentence.

Senior indebtedness does not include:

•	our indebtedness to any of our subsidiaries for money borrowed or advances from any subsidiary;

•	the subordinated debt securities; or

•

any indebtedness if the terms creating or evidencing the indebtedness expressly provide that the indebtedness is not superior in right of payment to the subordinated debt securities and/or that the indebtedness is not superior in right of payment to any of our other indebtedness that is equal to or subordinated to the subordinated debt securities in right of payment.

“Indebtedness” is obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, including capitalized lease obligations.

The indenture does not limit the amount of senior debt that we are permitted to have, and we may in the future incur additional senior debt.

Restrictive Covenants

Neither of the indentures contains any significant financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into sale and leasehold transactions. The prospectus supplement relating to a series of debt securities may describe restrictive covenants, if any, to which we may be bound under the applicable indenture.

Legal Ownership of Debt Securities

We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in the debt securities that are not registered in their own name as indirect holders. As discussed under the heading “Global Securities,” indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Additional Mechanics

Form, Exchange and Transfer. Unless otherwise indicated in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and any integral multiple of $1,000.

You may have your debt securities broken into more debt securities of permitted smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform exchanges and transfers. You may exchange or transfer debt securities at the office of the security registrar.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Unless otherwise indicated in a prospectus supplement, the trustee will act as the securities registrar and we will appoint an office or agency in New York City for you to transfer or exchange debt securities having New York as the place of payment.

Payment and Paying Agents. We will pay interest, principal and any other money due on the debt securities at payment offices that we designate. These offices are called paying agents. You must make arrangements to have your payment paid by wire or picked up at that office. We may also choose to pay interest by mailing checks to the address specified in the security register.

We will pay interest to you if at the close of business on a particular day in advance of each due date for interest you are a direct holder, even if you no longer own the debt security on the interest due date. That particular day is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro-rated interest is called “accrued interest.”

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due, will be repaid to us. Thereafter, the holder may look only to us for payment.

Indirect holders should consult their banks or brokers for information on how they will receive payment.

Notices

Notices to be given to holders of a global security will be given only in accordance with the policies of the depositary, as described in part under “Global Securities.” Notices to be given to holders of debt securities not in global form will be sent by mail to the address of the holder appearing in the trustee’s records. Indirect holders should consult their banks or brokers for information on how they will receive notice.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Ranking

Unless otherwise provided in the prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations, and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, a series of debt securities may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the debt security holders would receive would be calculated at the time and in the manner described in the applicable prospectus supplement.

Regarding the Trustee

The trustee under either indenture will be named in the prospectus supplement. We and some of our subsidiaries may conduct transactions with the trustee in the ordinary course of business and the trustee and their affiliates may conduct transactions with us and our subsidiaries.

Governing Law

The Senior Indenture and the Subordinated Indenture, and the senior and subordinated debt securities issued thereunder, will be, governed by and construed in accordance with the laws of the State of New York unless otherwise provided in any prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

This section of the prospectus contains a description of the general terms of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below.

In addition to the provisions of the preferred stock described below and in any prospectus supplement, you should also refer to our certificate of incorporation and the documents that will be filed with the SEC in connection with the offering of a series of preferred stock.

General

Our certificate of incorporation permits our board of directors to authorize the issuance of up to 9,940,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of November 20, 2023, we have issued and outstanding 1,429,785 shares of preferred stock.

Our board of directors has the authority to divide the preferred stock into series and determine the designation and the rights and preferences of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the series designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the dividend rate or method of determining that rate;

•	the date on which dividends will be paid;

•	voting rights;

•	the price at which the preferred stock will be issued;

•	dividend rights (which may be cumulative or noncumulative);

•	any redemption or sinking fund provisions;

•	any provisions relating to convertibility or exchangeability of the preferred stock into shares of our common stock or other securities;

•	the relative seniority and rank of the series with respect to other series then or thereafter issued;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations, options and restrictions and special or relative rights, if any, on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding-up and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, no full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock. The prospectus supplement for non-cumulative preferred stock may set forth certain restrictions on payments of dividends, or on setting aside funds for payment of dividends on junior securities if dividends on the non-cumulative preferred stock are not paid. Our ability to pay dividends on our preferred stock is subject to policies established by our regulators and our meeting the requirements of Delaware corporate law with regard to the payment of dividends.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, unless otherwise provided in the prospectus supplement, they will have no right or claim to any of our remaining assets.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option and subject to policies established by our regulators. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as discussed below, set forth in the prospectus supplement or as otherwise required by law or in our certificate of incorporation.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a “class of voting securities” and a company holding 25% or more of the series, or in certain circumstances a lesser percentage if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a savings and loan holding company in accordance with the Home Owners’ Loan Act of 1933, as amended (the “HOLA”). In addition, at the time the series is deemed a class of voting securities,

•	any other savings and loan holding company is required to obtain the prior approval of the Federal Reserve to acquire or retain more than 5% of that series;

•	a banking holding company is required to obtain the prior approval of the Federal Reserve to acquire or retain more than 5% of that series under the Bank Holding Company Act of 1956 (“BHC Act”); and

•

any other persons (or group of persons acting in concert) other than a savings and loan holding company may be required to obtain the prior non-objection of the Federal Reserve to acquire or retain 10% or more of that series.

In addition, as described under “Description of Common Stock,” the requirements of Delaware law and the provisions of our certificate of incorporation may have an effect of delaying or preventing a change of control of The Charles Schwab Corporation in some circumstances.

Exchangeability and Convertibility

The prospectus supplement relating to any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or other securities.

Transfer Agent and Registrar

The transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of preferred stock will be named in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement under a depositary agreement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary and complying with any other requirement of the depositary agreement, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

If we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges as are expressly provided in the depositary agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us a notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all reports and other communications from us that we deliver to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties under the depositary agreement. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We have 3,000,000,000 shares of authorized common stock, par value $0.01 per share, of which 1,772,449,738 shares were outstanding as of November 20, 2023. We also have authorized nonvoting common stock, par value $0.01 per share, which we are not registering pursuant to this registration statement. Our nonvoting common stock was issued to an affiliate of The Toronto-Dominion Bank in connection with our acquisition of TD Ameritrade Holding LLC. Holders of our common stock, together with the holders of our nonvoting common stock, are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock and holders of our nonvoting common stock are also entitled, upon our liquidation, and after claims of creditors and any class or series of preferred stock outstanding at the time of liquidation, to receive a pro rata distribution of our net assets. We pay dividends on our common stock and nonvoting common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods. Our nonvoting common stock has the same rights and privileges as, and ranks equally and shares proportionately with, and is identical in all respects as to all matters to, the common stock, except that the nonvoting common stock has no voting rights other than voting rights required by law.

Our preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also will also have such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power of our capital stock, except as our board of directors may provide with respect to any class or series of preferred stock issued after the date of this prospectus. See “Description of Preferred Stock.” Our certificate of incorporation provides for a classified board but does not provide for cumulative voting. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange. Outstanding shares of our common stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Restrictions on Ownership

Under the HOLA, any “savings and loan holding company,” as defined in the HOLA, is required to obtain the approval of the Federal Reserve prior to the acquisition of more than 5% of our common stock. Under the BHC Act, a bank holding company is required to receive the Federal Reserve’s approval prior to acquiring more than 5% of our common stock. Any other person (or group of persons acting in concert), other than a savings and loan holding company, may be required to obtain prior non-objection of the Federal Reserve to acquire 10% or more of our common stock. Any company holding more than 25% of our common stock or total equity, or that otherwise exercises a “controlling influence” over us, is subject to regulation as a savings and loan holding company under the HOLA.

Business Combination Statute

Under Delaware law, a corporation is prohibited from engaging in any business combination with any interested stockholder, defined as the beneficial owner of 15% or more of the voting power of the corporation, for a period of three years following the date that such stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation; or

•

on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Under Delaware law, a corporation has the option to opt-out of the above business combination statute. Neither our Certificate of Incorporation nor our Bylaws excludes us from the restrictions imposed by this provision.

Supermajority Vote Requirement

Our Certificate of Incorporation requires the approval of a supermajority of our stockholders for some business combinations with interested stockholders. Our Certificate of Incorporation defines an interested stockholder as a person, partnership or group which directly or indirectly beneficially owns more than 15% of the voting power of our outstanding shares, or an affiliate or associate of a 15% owner. Notwithstanding any lesser percentage permitted by law, under our Certificate of Incorporation, 80% of the voting power of our stockholders, voting together as a single class, must approve any of the following business combinations:

•	a merger of CSC or any of our subsidiaries with an interested stockholder or an affiliate or associate of an interested stockholder;

•	any sale to an interested stockholder of assets of CSC or one of our subsidiaries, if those assets have a fair market value of $5,000,000 or more;

•	any sale to CSC or any of our subsidiaries of assets of the interested stockholder, if those assets have a fair market value of $5,000,000 or more;

•

the issuance or transfer by CSC or any of our subsidiaries of any of our securities or any securities of our subsidiaries to an interested stockholder, unless the fair market value of the property received has a fair market value of less than $5,000,000;

•

any reclassification of our securities, any merger or consolidation with any of our subsidiaries, or any similar transaction which has the effect, directly or indirectly, of increasing the proportionate amount of the outstanding shares of any class of equity securities of CSC or any of our subsidiaries which is directly or indirectly owned by any interested shareholder or its affiliate or associate; or

•	the adoption of any plan or proposal for the liquidation or dissolution of CSC.

The supermajority vote requirement does not apply to business combinations approved by a majority of disinterested directors. A disinterested director is any member of our board who:

•	is not an interested stockholder;

•	is not an affiliate or a representative of an interested stockholder;

•	is not a party to an agreement or arrangement with an interested stockholder to act in concert with that interested stockholder to direct our management or policies; and

•

either was a member of our board before the interested stockholder became an interested stockholder or was nominated to succeed a disinterested director by a majority of the disinterested directors; provided that, this requirement does not apply if the business combination involves a party that was an interested stockholder of CSC on July 30, 1987.

The supermajority requirement does not apply to business combinations meeting fair price and procedural requirements set forth in our Certificate of Incorporation.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock, depositary shares or other securities that may be sold under this prospectus, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share or the price of the other securities, as applicable, may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in amounts and in as many distinct series as we wish, and the contracts may be put or call options, forward contracts, futures contracts or other types of contracts. The purchase contracts may be issued separately or as part of units. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to the purchase contract upon the occurrence of specified events.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, depositary shares or other securities, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock, depositary shares or other securities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with one or more additional securities, including other warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. We may issue warrants in any amounts or in as many distinct series as we determine. Below is a description of some general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with our other securities and may be attached to, or separate from, our other securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants, including:

•	the offering price;

•	the designation, aggregated stated principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in global or certificated form;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common stock, preferred stock, depositary shares or other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies or currency units;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more of the indices or baskets of the items described above.

Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If universal warrants are offered, the prospectus supplement will describe the terms of the universal warrants, including the following:

•	the offering price;

•	the title and aggregated number of the warrants;

•	the nature and amount of the warrant property that the warrants represent the right to buy or sell;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	whether the warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	whether the exercise price may be paid in cash or by exchange of the warrant property or both, the method of exercising the warrants and whether settlement will occur on a net basis or a gross basis;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, a discussion of certain of the United States federal income tax consequences;

•	whether the warrants and underlying securities will be listed on any securities exchange;

•	whether the warrants will be issued in global or certificated form;

•	a description of the terms of any warrant agreement to be entered into between us and a warrant agent that governs the warrants;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Modification

Except as set forth in the prospectus supplement, we and the warrant agent, if any, may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the warrants. In addition, we may amend the warrant agreement, if any, and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected; provided that, no modification to the warrants can change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend any warrant agreement or the terms of the warrants, without the consent of all of the affected holders.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act.

DESCRIPTION OF UNITS

General

We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units may also include debt obligations of third parties, such as United States Treasury securities. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

If units are offered, the prospectus supplement will describe the terms of the units, including the following:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of any unit agent;

•	a description of the terms of any unit agreement to be entered into between us and any unit agent that governs the units;

•	whether the units are to be prepaid or not;

•	whether the units will be listed on any securities exchange;

•	whether the units will be issued in fully registered or global form; and

•	a description of any provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

Modification

Except as described in the prospectus supplement, we and the unit agent, if any, may amend the terms of any unit agreement and the units without the consent of the holders of the units to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the units. In addition, we may amend the unit agreement, if any, and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected; provided that, no modification to the units can materially and adversely affect the rights of the holders of the units or reduce the percentage of outstanding units required to modify or amend any unit agreement or the terms of the units, without the consent of all of the affected holders.

Unsecured Obligations

Any units we issue will be our unsecured contractual obligations. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of units.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC.

The following is a summary of the depositary arrangements applicable to the securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary, they will appear in a prospectus supplement.

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead, we will deposit with DTC or its custodian one or more fully registered global certificates, a “global certificate” registered in the name of Cede & Co. (DTC’s nominee) for the book-entry securities, representing in the aggregate the total number or aggregate principal balance of the securities.

Since the global certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the global certificate. Persons who buy interests in the global security by purchasing securities are said to own a beneficial interest in the global security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a global certificate. Ownership of beneficial interests in a global certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a global certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the book-entry securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchase the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

We have been advised by DTC that upon the issuance of a global certificate and the deposit of that global certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective amounts represented by that global certificate to the accounts of its participants.

We will pay principal of, interest and premium (if any) on debt securities and payments to holders with respect to warrants, purchase contracts, units, stock and depositary shares represented by a global certificate registered in the name of or held by DTC or its nominee to the relevant trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal, interest, premium (if any) or other distribution of underlying securities or other property to holders on a global certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that global certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A global certificate will be exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a global certificate may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global certificate or if at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global certificate shall be exchangeable for definitive securities in registered form; or

•

in the case of debt securities, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default with respect to the debt securities and certain other conditions have been met if and to the extent set forth in the applicable indenture.

Any global certificate representing a debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

Any global certificate representing a warrant, purchase contract or unit that is exchangeable pursuant to either of the first two conditions listed above will be exchangeable in whole for definitive warrants, purchase contracts or units in registered form, of like tenor and of an equal aggregate stated amount as the global certificate, in denominations specified in the applicable prospectus supplement. The definitive warrants, purchase contracts or units will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

DTC may discontinue providing its services as securities depositary with respect to any of the book-entry securities at any time by giving reasonable notice to the relevant trustee (or the relevant warrant agent, purchase contract agent or unit agent) and us. If a successor securities depositary is not obtained, definitive debt security (or definitive warrant, purchase contract or unit) certificates representing the debt securities (or warrant, purchase contract or unit) are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

Except as provided above, owners of the beneficial interests in a global certificate representing a debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of securities for any purpose under the indentures.

No global security shall be exchangeable except for another global certificate of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global security or the indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the book-entry securities. If less than all of a series of the debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the book-entry securities is limited to the holders of record of the book-entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book-entry securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as “indirect participants”, such as both United States and non-United States securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Clearstream Banking and Euroclear System

If specified in a prospectus supplement to this prospectus with respect to a particular series, investors may elect to hold interests in a particular series of securities outside the U.S. through Clearstream Banking, société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to permanent global securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities for participants of Euroclear and clears and settles transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters for a particular offering of securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions with respect to permanent global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Unless otherwise specified in a prospectus supplement with respect to a particular series of permanent global securities, initial settlement for permanent global securities will be made in immediately available funds. If the prospectus supplement specifies that interests in the permanent global securities may be held through Clearstream or Euroclear, Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Then secondary market trades will settle using the procedures applicable to conventional eurobonds in immediately available funds.

Investors should be aware that they will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

The information in this section concerning Euroclear and Clearstream has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by Euroclear or Clearstream or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in permanent global securities among DTC participants, Clearstream, and Euroclear, they are under no obligation to perform those procedures, and those procedures may be discontinued at any time.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We or our selling securityholders may sell or resell the securities from time to time as follows:

•	to or through underwriters or dealers, which may be affiliates;

•	through agents, which may be affiliates;

•	directly to purchasers; or

•	through a combination of any of these methods.

We or our selling securityholders may also offer and sell, resell, or agree to deliver, securities pursuant to, or in connection with, any put option agreement or other contractual arrangement, whether directly to investors or through one or more special purpose vehicles.

In addition, we or our selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also lend or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them;

•	the public offering or purchase price;

•	any over-allotment options under which agents or underwriters may purchase additional securities from us;

•	any discounts, concessions and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting agent or underwriting compensation;

•	any discounts and commissions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Generally, the underwriters’ obligations to purchase the securities will be subject to specified conditions. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If agents are used in the sale of any securities, they generally will be acting on a best efforts basis for the period of their appointment.

Only the agents, dealers or underwriters named in the prospectus supplement will be the agents, dealers or underwriters in connection with the securities being offered. Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and any prospectus supplements may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which we may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the future date stated in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Some of the underwriters and their affiliates may have in the past provided, may be currently providing and may in the future from time to time provide, financial advisory, commercial banking, investment banking, research, trading, trustee, escrow, transfer agent and custody services to us or our subsidiaries (including as parties to our credit agreement), for which they have in the past received, and may currently or in the future receive, customary fees and expenses.

Any underwriter, agent or dealer that we use in the initial offering of debt securities will not confirm sales to any account over which it exercises discretionary authority without the prior specific written approval of its customer.

If Charles Schwab & Co., Inc. (“CS&Co”) or any other broker-dealer subsidiary that we may have participates in the distribution of our securities, we will conduct the offering in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

Following the initial distribution of any of these securities, our affiliates, including CS&Co, may offer and sell these securities (as well as securities initially offered and sold under previous registration statements) in market-making transactions as part of their business as broker-dealers. CS&Co and our other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. CS&Co and our other affiliates may use this prospectus in connection with such transactions.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF SECURITIES

The validity of the securities to be issued under this prospectus, will be passed upon for us by Wachtell, Lipton, Rosen & Katz, counsel to The Charles Schwab Corporation. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The financial statements of The Charles Schwab Corporation incorporated by reference in this Prospectus, and the effectiveness of The Charles Schwab Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS

The Charles Schwab Corporation

This prospectus applies to market-making offers and sales of all outstanding debt securities and depositary shares issued by The Charles Schwab Corporation under the following Registration Statement numbers: 333-200939, 333-222063, 333-251156 and 333-259030.

The securities referenced above are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities referenced above or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement and accompanying prospectus describing the terms of a specific series of securities. Any representation to the contrary is a criminal offense.

One or more broker-dealer subsidiaries of The Charles Schwab Corporation, including Charles Schwab & Co., Inc., expect to offer and sell the outstanding securities referenced above as part of their business, and may act as principal or agent in such transactions. These broker-dealer subsidiaries may use this prospectus in connection with these activities.

The date of this prospectus is December 1, 2023

THE CHARLES SCHWAB CORPORATION

The Charles Schwab Corporation was incorporated in 1986, and engages, through its subsidiaries, in wealth management, securities brokerage, banking, asset management, custody, and financial advisory services. The Charles Schwab Corporation is a savings and loan holding company and is subject to supervision and regulation by the Board of Governors of the Federal Reserve System.

The Charles Schwab Corporation’s principal executive office is located at 3000 Schwab Way, Westlake, Texas 76262, its telephone number is (817) 859-5000 and its corporate Internet website is http://www.aboutschwab.com. The website address is included as an inactive textual reference only, and none of the information contained in or that can be accessed through the website is a part of this prospectus.

DESCRIPTION OF THE SECURITIES

The securities referenced on the cover page of this prospectus have been issued under one of the registration statements listed on the cover of this prospectus. A prospectus supplement, if any, and prospectus describing each such security (each, a “disclosure document”) have been filed with the Securities and Exchange Commission and each of these disclosure documents is incorporated by reference herein in its entirety, except for any portion of each disclosure document that incorporates by reference The Charles Schwab Corporation’s prior and future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

MARKET-MAKING ACTIVITIES

This prospectus, together with the relevant prospectus supplement, if any, and prospectus describing the terms of the specific securities being offered and sold, may be used by The Charles Schwab Corporation’s broker-dealer subsidiaries, including Charles Schwab & Co., Inc., in connection with offers and sales of such securities in market-making transactions at varying prices related to prevailing market prices at the time of sale. Any of these subsidiaries may act as principal or agent in these transactions. None of these subsidiaries is obligated to make a market in any of the securities referenced on the cover of this prospectus and any such subsidiary may discontinue any market making at any time without notice, at its sole discretion.

Each broker-dealer subsidiary of The Charles Schwab Corporation is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referenced on the cover page of this prospectus. Accordingly, the participation of any such entity in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

USE OF PROCEEDS

The Charles Schwab Corporation will not receive any of the proceeds from the sale of the securities referenced on the cover page of this prospectus. All secondary market offers and sales made pursuant to this prospectus, prospectus supplement, if any, and prospectus describing the terms of the specific securities being offered and sold will be for the accounts of the broker-dealer subsidiaries of The Charles Schwab Corporation in connection with market-making transactions.

WHERE YOU CAN FIND MORE INFORMATION

The Charles Schwab Corporation has filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. This prospectus is a part of that registration statement and does not include all of the information in the registration statement.

The Charles Schwab Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available to download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at The Charles Schwab Corporation corporate website at www.aboutschwab.com. The website addresses of the SEC and The Charles Schwab Corporation are included as inactive textual references only, and the information contained on those websites is not a part of this prospectus supplement or the accompanying prospectus.

The SEC allows The Charles Schwab Corporation to “incorporate by reference” into this prospectus information filed with the SEC, which means that The Charles Schwab Corporation can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that The Charles Schwab Corporation files later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over earlier information included in this prospectus.

The Charles Schwab Corporation incorporates by reference the documents listed below and any future filings made with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed, other than, in each case, documents or portions of documents furnished and not filed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023;

•	Current Reports on Form 8-K filed on January 31, 2023, May 5, 2023, May 19, 2023, May 22, 2023, August 21, 2023, August 24, 2023 and November 17, 2023; and

•

The description of our common stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to the following address:

The Charles Schwab Corporation

211 Main Street

San Francisco, California 94105

Attention: Investor Relations

Telephone: (415) 667-7000

Email: investor.relations@schwab.com

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference in this prospectus contain not only historical information but also “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to here as the “Securities Act”), and Section 21E of the Securities Exchange Act of

1934, as amended (referred to here as the “Exchange Act”). Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “appear,” “could,” “would,” “expand,” “aim,” “maintain,” “continue,” “seek,” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives and expectations as of the date of this prospectus, or in the case of any documents incorporated by reference, as of the date of those documents, are estimates based on the best judgment of the company’s senior management. Achievement of the expressed beliefs, objectives and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially from the expressed beliefs, objectives and expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, the prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

You should refer to the company’s periodic and current reports filed with the SEC or to the applicable prospectus supplement, if any, and prospectus relating to the specific securities for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” in this prospectus for information about how to obtain copies of the company’s periodic and current reports.

Statements in this prospectus and any documents incorporated by reference speak only as of the date on which those statements are made, and The Charles Schwab Corporation undertakes no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

EXPERTS

The financial statements of The Charles Schwab Corporation incorporated by reference in this Prospectus, and the effectiveness of The Charles Schwab Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the registration of the securities registered under this registration statement:

SEC registration fee*		$0	*
Printing fees and expenses			**
Accounting fees and expenses			**
Legal fees and expenses			**

Miscellaneous			**

Total	$		**

*	Deferred in reliance upon Rules 456(b) and 457(r).
**

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be calculated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. The indemnification provisions of the DGCL require indemnification of a director or officer who has been successful on the merits in defense of any action, suit or proceeding that he was a party to by virtue of the fact that he is or was a director or officer of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person, and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Article 8 of our certificate of incorporation provides that, pursuant to Delaware law, none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, with specific exceptions. The exceptions relate to (1) any breach of a director’s duty of loyalty to us or our stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) approval by a director of certain unlawful dividend payments, distributions or stock redemptions or repurchases or (4) engaging in a transaction from which a director derives an improper personal benefit. Among the types of breaches for which directors will not be liable are those resulting from negligent or grossly negligent behavior.

Our bylaws also provide for the indemnification of both our directors and officers within the limitations permitted by Delaware law and we have entered into indemnification agreements with our directors which provide that we will indemnify the directors to the fullest extent authorized by law.

We have obtained directors’ and officers’ liability and corporate reimbursement insurance covering all of our officers and directors and those of our subsidiaries and providing for the reimbursement of amounts paid by us or our subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Offerings of Debt Securities

1.2	Form of Underwriting Agreement for Offerings of Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Warrants and Units*

4.1	Fifth Restated Certificate of Incorporation of The Charles Schwab Corporation, effective May 7, 2001, filed as Exhibit 3.11 to The Charles Schwab Corporation’s annual report on Form 10-K for the year ended December 31, 2016, and incorporated herein by reference.

4.1(i)	Amendment to the Fifth Restated Certificate of Incorporation of The Charles Schwab Corporation, effective October 6, 2020, filed as Exhibit 3.1 to The Charles Schwab Corporation’s current report on Form 8-K dated October 2, 2020, and incorporated herein by reference.

4.2	Amended and Restated Bylaws of The Charles Schwab Corporation, effective January 26, 2023, filed as Exhibit 3.1 to the Registrant’s Form 8-K dated January 26, 2023, and incorporated herein by reference.

4.3	Certificate of Designations of 5.95% Non-Cumulative Perpetual Preferred Stock, Series D, of The Charles Schwab Corporation, filed as Exhibit 3.1 to the Registrant’s Form 8-K dated March 7, 2016, and incorporated herein by reference.

4.4	Certificate of Designations of 5.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, of The Charles Schwab Corporation, filed as Exhibit 3.1 to the Registrant’s Form 8-K dated October 31, 2017, and incorporated herein by reference.

4.6	Certificate of Designations of 5.375% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series G, of The Charles Schwab Corporation, filed as Exhibit 3.1 to the Registrant’s Form 8-K dated April 30, 2020, and incorporated herein by reference.

Exhibit No.	Description

4.7	Certificate of Designations of 4.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series H, of The Charles Schwab Corporation, filed as Exhibit 3.1 to the Registrant’s Form 8-K dated December 8, 2020, and incorporated herein by reference.

4.8	Certificate of Designations of 4.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series I, of The Charles Schwab Corporation, filed as Exhibit 3.1 to the Registrant’s Form 8-K dated March 15, 2021, and incorporated herein by reference.

4.9	Certificate of Designations of 4.450% Non-Cumulative Perpetual Preferred Stock, Series J, of The Charles Schwab Corporation, filed as Exhibit 3.1 to the Registrant’s Form 8-K dated March 29, 2021, and incorporated herein by reference.

4.10	Certificate of Designations of 5.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series K, of The Charles Schwab Corporation, filed as Exhibit 3.1 to the Registrant’s Form 8-K dated March 3, 2022, and incorporated herein by reference.

4.11	Deposit Agreement, dated March 7, 2016, between The Charles Schwab Corporation and Wells Fargo Bank, N.A., as Depositary (including the form of Depositary Share Receipt attached as Exhibit A thereto), filed as Exhibit 4.1 to the Registrant’s Form 8-K dated March 7, 2016, and incorporated herein by reference.

4.12	Deposit Agreement, dated October 31, 2017, between The Charles Schwab Corporation and Wells Fargo Bank, N.A., as Depositary (including the form of Depositary Share Receipt attached as Exhibit A thereto), filed as Exhibit 4.1 to the Registrant’s Form 8-K dated October 31, 2017, and incorporated herein by reference.

4.13	Deposit Agreement, dated April 30, 2020, between The Charles Schwab Corporation and Equiniti Trust Company, as Depositary (including the form of Depositary Share Receipt attached as Exhibit A thereto), filed as Exhibit 4.1 to the Registrant’s Form 8-K dated April 30, 2020, and incorporated herein by reference.

4.14	Deposit Agreement, dated December 11, 2020, between The Charles Schwab Corporation and Equiniti Trust Company, as Depositary (including the form of Depositary Share Receipt attached as Exhibit A thereto), filed as Exhibit 4.1 to the Registrant’s Form 8-K dated December 8, 2020, and incorporated herein by reference.

4.15	Deposit Agreement, dated March 18, 2021, between The Charles Schwab Corporation and Equiniti Trust Company, as Depositary (including the form of Depositary Share Receipt attached as Exhibit A thereto), filed as Exhibit 4.1 to the Registrant’s Form 8-K dated March 15, 2021, and incorporated herein by reference.

4.16	Deposit Agreement, dated March 30, 2021, between The Charles Schwab Corporation and Equiniti Trust Company, as Depositary (including the form of Depositary Share Receipt attached as Exhibit A thereto), filed as Exhibit 4.1 to the Registrant’s Form 8-K dated March 29, 2021, and incorporated herein by reference.

4.17	Deposit Agreement, dated March 4, 2022, between The Charles Schwab Corporation and Equiniti Trust Company, as Depositary (including the form of Depositary Share Receipt attached as Exhibit A thereto), filed as Exhibit 4.1 to the Registrant’s Form 8-K dated March 3, 2022, and incorporated herein by reference.

4.18	Form of Certificate of Designations for The Charles Schwab Corporation.*

4.19	Form of Senior Indenture between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A.

Exhibit No.	Description

4.20	Form of Subordinated Indenture between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A.

4.21	Senior Indenture, dated as of June 5, 2009, between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., filed as Exhibit 4.14 to The Charles Schwab Corporation’s Registration Statement on Form S-3 (registration number 333-222063), and incorporated herein by reference.

4.26	Sixth Supplemental Indenture dated as of March 10, 2015 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.33 to the Registrant’s Form 8-K dated March 10, 2015, and incorporated herein by reference.

4.27	Seventh Supplemental Indenture dated as of November 13, 2015 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.36 to the Registrant’s Form 8-K dated November 13, 2015, and incorporated herein by reference.

4.28	Eighth Supplemental Indenture dated as of March 2, 2017 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.38 to the Registrant’s Form 8-K dated March 2, 2017, and incorporated herein by reference.

4.29	Ninth Supplemental Indenture dated as of November 30, 2017 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.1 to the Registrant’s Form 8-K dated November 30, 2017, and incorporated herein by reference.

4.30	Tenth Supplemental Indenture dated as of December 7, 2017 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.40 to the Registrant’s Form 8-K dated December 7, 2017, and incorporated herein by reference.

4.31	Eleventh Supplemental Indenture dated as of May 22, 2018 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.43 to the Registrant’s Form 8-K dated May 22, 2018, and incorporated herein by reference.

4.32	Twelfth Supplemental Indenture dated as of October 31, 2018 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.47 to the Registrant’s Form 8-K dated October 31, 2018, and incorporated herein by reference.

4.33	Thirteenth Supplemental Indenture dated as of May 22, 2019 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.50 to the Registrant’s Form 8-K dated May 22, 2019, and incorporated herein by reference.

4.34	Fourteenth Supplemental Indenture dated as of March 24, 2020 by and between The Charles Schwab Corporation and the Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.52 to the Registrant’s Form 8-K dated March 20, 2020, and incorporated herein by reference.

4.35	Fifteenth Supplemental Indenture dated as of December 11, 2020 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.55 to the Registrant’s Form 8-K dated December 8, 2020, and incorporated herein by reference.

4.36	Sixteenth Supplemental Indenture dated as of March 18, 2021 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.58 to the Registrant’s Form 8-K dated March 15 2021, and incorporated herein by reference.

4.37	Seventeenth Supplemental Indenture dated as of May 13, 2021 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.62 to the Registrant’s Form 8-K dated May 13, 2021, and incorporated herein by reference.

4.38	Eighteenth Supplemental Indenture dated as of August 26, 2021 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.66 to the Registrant’s Form 8-K dated August 26, 2021, and incorporated herein by reference.

Exhibit No.	Description

4.39	Nineteenth Supplemental Indenture dated as of September 24, 2021 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.73 to the Registrant’s Form 8-K dated September 24, 2021, and incorporated herein by reference.

4.40	Twentieth Supplemental Indenture dated as of March 3, 2022 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.74 to the Registrant’s Form 8-K dated March 3, 2022, and incorporated herein by reference.

4.41	Twenty-First Supplemental Indenture dated as of May 19, 2023 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.78 to the Registrant’s Form 8-K dated May 17, 2023, and incorporated herein by reference.

4.42	Twenty-Second Supplemental Indenture dated as of May 19, 2023 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.79 to the Registrant’s Form 8-K dated May 17, 2023, and incorporated herein by reference.

4.43	Twenty-Third Supplemental Indenture dated as of August 24, 2023 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.82 to the Registrant’s Form 8-K dated August 24, 2023, and incorporated herein by reference.

4.44	Twenty-Fourth Supplemental Indenture dated as of November 17, 2023 by and between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.85 to the Registrant’s Form 8-K dated November 17, 2023, and incorporated herein by reference.

4.45	Form of Purchase Contract Agreement, including form of Security certificate.*

4.46	Form of Unit Agreement, including form of Unit certificate.*

4.47	Form of Warrant Agreement.*

4.48	Form of Preferred Stock Certificate for The Charles Schwab Corporation.*

4.49	Form of Senior Debt Security.*

4.50	Form of Subordinated Debt Security.*

4.51	Form of Warrant Certificate.*

4.52	Form of Depositary Agreement.*

4.53	Form of Depositary Receipt.*

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page).

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee for the form of the Senior Indenture.

25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee for the form of Subordinated Indenture.

107	Filing Fee Table.

*	To be filed by amendment or, if applicable, pursuant to a Current Report on Form 8-K or pursuant to any other report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933:

•

The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

•

Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

THE CHARLES SCHWAB CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Texas, on the 1st day of December, 2023.

THE CHARLES SCHWAB CORPORATION

By:	/s/ Walter W. Bettinger II
Walter W. Bettinger II Co-Chairman and Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter W. Bettinger II, Richard A. Wurster, and Peter Crawford, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, (1) to sign one or more registration statements pursuant to the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; (2) to sign and file any and all documents and instruments required by state securities or blue sky laws in connection with the registration of any or all of the securities covered by the above registration statements; and (3) to sign any documents in connection with filings under the Securities Exchange Act of 1934, or the Trust Indenture Act of 1939 and the Investment Company Act of 1940 and any filings related to applications for listing of the securities on any stock exchanges, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of December 1, 2023 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of December 1, 2023.

Name and Signature	Title

/s/ Walter W. Bettinger II Walter W. Bettinger II	Co-Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Peter Crawford Peter Crawford	Managing Director and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Charles R. Schwab Charles R. Schwab	Co-Chairman of the Board

/s/ John K. Adams, Jr. John K. Adams, Jr.	Director

Name and Signature	Title

/s/ Marianne C. Brown Marianne C. Brown	Director

/s/ Joan T. Dea Joan T. Dea	Director

/s/ Christopher V. Dodds Christopher V. Dodds	Director

/s/ Stephen A. Ellis Stephen A. Ellis	Director

/s/ Mark A. Goldfarb Mark A. Goldfarb	Director

/s/ Frank C. Herringer Frank C. Herringer	Director

/s/ Brian M. Levitt Brian M. Levitt	Director

/s/ Gerri K. Martin-Flickinger Gerri K. Martin-Flickinger	Director

/s/ Bharat B. Masrani Bharat B. Masrani	Director

/s/ Todd M. Ricketts Todd M. Ricketts	Director

/s/ Charles A. Ruffel Charles A. Ruffel	Director

/s/ Arun Sarin Arun Sarin	Director

/s/ Carrie Schwab-Pomerantz Carrie Schwab-Pomerantz	Director

/s/ Paula A. Sneed Paula A. Sneed	Director